SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    July 21, 2003

            PRACTICEWORKS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-16079	52-2259090
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1765 The Exchange Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:                (770) 850-5006

                                    NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

The Registrant issued a press release announcing that it has entered into a definitive agreement under which Eastman Kodak Company will acquire the Registrant.  The Registrant will file a proxy statement describing the proposed merger with the United States Securities and Exchange Commission (SEC). The Registrant urges stockholders to review the proxy statement and other information to be filed with the SEC because they will contain important information. These documents will be distributed to stockholders and made available without charge on the SEC’s website. Investors should read the proxy statement carefully before making any voting or investment decisions. The Registrant and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Registrant with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors will be included in the Registrant’s Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. This document will be available at the SEC website at http://www.sec.gov and from the Registrant.  A copy of the  press release is attached hereto as Exhibit 99 and is incorporated by reference herein as part of this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICEWORKS, INC. (Registrant) By: /s/ James K. Price James K. Price, Chief Executive Officer and President

Date: July 21, 2003